Registration No. 333-248609

As filed with the Securities and Exchange Commission on December 16, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INCORDEX CORP.
(Name of small business issuer in its charter)

Nevada	7371	EIN 98-1541457
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

6 Rosemary Way,

Nuneaton, United Kingdom CV10 7ST

+44-203-99-11-252

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Registered Agents Inc.

401 Ryland St., STE 200-A

Reno, NV 89502

775-401-6800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$12.98

________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

2

PROSPECTUS

THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. There is no minimum purchase requirement for the offering to proceed.

INCORDEX CORP.

5,000,000 SHARES OF COMMON STOCK

Initial Public Offering

This is the initial offering of common stock of Incordex Corp. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Iurii Abramovici, will attempt to sell the shares. He will receive no commission or other remuneration for any shares he may sell.

Incordex Corp. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Incordex Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. THEREFORE, BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY THE RISK FACTORS, BEGINNING ON PG. 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED ___, 2020

3

PROSPECTUS SUMMARY	5
RISK FACTORS	8
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
PLAN OF DISTRIBUTION	18
DESCRIPTION OF SECURITIES	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	25
LEGAL MATTERS	21
INTERESTS OF NAMED EXPERTS AND COUNSEL	20
EXPERTS	20
AVAILABLE INFORMATION	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	25
INDEX TO THE FINANCIAL STATEMENTS	30

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

4

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “INCORDEX CORP.” REFERS TO INCORDEX CORP. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in Nevada on June 12, 2020. We are a development stage company that was formed to offer handwritten letter service via our website platform. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds” elsewhere in this Prospectus). Our principal executive offices are located at 6 Rosemary Way, Nuneaton, United Kingdom CV10 7ST. Our phone number is +44-203-99-11-252.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (June 12, 2020) through September 30, 2020, reports no revenues and a net loss of $6,010.  Our independent registered public accounting firm has issued an audit opinion for Incordex Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our President, Iurii Abramovici, will offer shares of our common stock to his friends, family members and business associates in United Kingdom and Europe.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;
•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

5

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;
•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
•	reduced disclosure about the emerging growth company’s executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering;
•	the first fiscal year after our annual gross revenues are $1 billion or more;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

The Issuer:	Incordex Corp.

Securities Being Offered:	5,000,000 shares of common stock.

Price Per Share:	$0.02

Duration of the Offering:

The offering shall terminate on the earlier of

(i) the date when the sale of all 5,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of our director Mr. Abramovici.

6

Gross Proceeds	$100,000

Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Iurii Abramovici.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,700.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period the three months ended September 30, 2020.

Financial Summary	As of June 30, 2020 ($)	As of September 30, 2020 ($)
Cash and Deposits	3,500	1,500
Total Assets	5,000	1,500
Total Liabilities	760	2,510
Total Stockholder’s Equity	4,240	(1,010)

Statement of Operations	Three months ended September 30, 2020 ($)
Total Expenses	5,250
Net Loss for the Period	(5,250)
Net Loss per Share	-

7

RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. This risk factor section includes all material risks of which our company is aware  The trading price of our common stock, when and if we are ever able to trade our common stock , could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

We are solely dependent upon the funds to be raised in this offering to start our business. If we don’t raise these proceeds, we will not achieve revenues and profitable operations and our business will likely fail.

Our current operating funds are less than we require to complete our intended operations plan. As of September 30, 2020, we had cash in the amount of $1,500 and liabilities of $2,510. As of this date, we have had limited operations and no income. We require the proceeds from this offering to achieve sufficient revenue and profitable operations. There is no assurance that we will be successful in raising the funds from this offering. If we are not successful in raising the said funds our business may fail.

There is substantial uncertainly as to whether we will continue as a going concern.  if we discontinue operations, you will lose your investment.

We have incurred losses since our inception resulting in an accumulated deficit of ($6,010) at September 30, 2020. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended September 30, 2020. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

We are a development stage company and have commenced limited operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on June 12, 2020 and to date have been involved primarily in organizational activities. From inception on June 12, 2020 till now we incorporated the company and prepared a business plan.

We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is possible that we will not generate significant revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

8

The company may not be able to generate revenues

We expect to earn revenues solely in our chosen business area. In the opinion of Mr. Abramovici, we reasonably believe that we will begin to generate revenues within approximately twelve months. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

Because our web site platform will not patent protected, a competitor could copy our technology, which could cause our business to fail.

Our potential competitive advantage will be our web site platform with handwritten letter services provided by professional writers for the customers around the world.  Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform.  Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology and release a competing product with similar features.  If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

We are going to utilize freelancers as independent contractors. We may face damage to our reputation if our future clients are not satisfied with use of freelancers.

As an Internet based company, we will depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract customers. If we are unable to obtain engagements, investors are likely to lose their entire investment.

Because we are small company and have limited capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our operations will be conducted outside the United States. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our officers;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
•	bringing an original action in foreign courts to enforce liabilities

There is a risk associated with COVID-19.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

9

Our sole officer and director may not be able to devote a sufficient amount of time to our business operations, causing our business to fail.

Iurii Abramovici, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Abramovici to the Company could negatively impact our business development.

If Iurii Abramovici, our sole officer and director, should resign, that could result in our operations being suspended. If that should occur, our business could fail, and you could lose your entire investment.

We solely, and therefore are extremely depending on the services of our sole officer and director, Iurii Abramovici, for the future success of the business. The loss of the services of Mr. Abramovici could have an adverse effect on our business, financial condition and results of operations. Mr. Abramovici is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

Our president Mr. Abramovici has no experience in the software development industry.

Mr. Abramovici has no experience in the online industry, including the technical expertise necessary to design and operate our planned web platform. Mr. Abramovici lacks this experience or expertise will pose risks to our company and its investors.

As Internet commerce develops, federal, state and foreign governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of increased subscription fees. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our services.

Investors cannot withdraw funds once their subscription agreements are accepted by the Company.  Therefore, because the investment is irrevocable, investors must be prepared that they may lose their entire investment if the business fails.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Incordex Corp. and held in our corporate bank account.  Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable.  Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

Investors in this offering will have limited control over decision making because the company’s sole officer and director controls a majority of the issued and outstanding common stock.

Our sole officer and director Mr. Abramovici owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event we enter into transactions, which require stockholder approval.

10

Because Mr. Abramovici has limited experience in management, our business has a higher risk of failure.

Iurii Abramovici, our sole employee, management experience is limited to his involvement with the Company.   Consequently, his decisions and choices may affect our operations, earnings and ultimate financial success as a result.

Because we are holding the proceeds of this offering in a corporate bank account, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding. We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

11

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Competitors with more resources may force us out of business.

The Internet based market is highly competitive. There are numerous companies in the industry creating web platforms for hand lettering. Most of these companies are privately held, therefore, we are unable to precisely assess the size of our competitors. However, we anticipate that our future competitors will be substantially larger than our Company and have greater financial resources than we have. The principal competitive factors affecting the market for the Company's products include product quality, brand recognition, price and marketing capabilities. There can be no assurance that the Company will be able to compete successfully against future competitors based on these and other factors.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices.

Our business is substantially dependent on continued demand for direct mail marketing and any decrease in demand could cause us to suffer a decline in revenues and profitability.

We expect derive substantially all of our revenue from organizations, including small and medium size businesses, associations and non-profits. As a result, widespread acceptance of communicating by mail among small and medium size organizations is critical to our future growth and success. There is no certainty regarding how or whether this market will develop, or whether it will experience any significant contractions. Our ability to attract and retain customers will depend in part on our ability to make direct mail communications convenient, effective and affordable. If small and medium size organizations determine that direct mail marketing and communication does not sufficiently benefit them potential customers may decide not to utilize our mail services. As technology advances, however, small and medium size organizations may establish the capability to manage their own mail transmissions and therefore have no need for our email services. If the market for direct mail services fails to grow or grows more slowly than we currently anticipate, demand for our services may decline and our future revenue would suffer.

RISKS ASSOCIATED WITH THIS OFFERING

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

12

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

-	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
-	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
-	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
-	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
-	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

We will not be required to comply with certain provisions of the Sarbanes-Oxley act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. We will be exempt from the auditor attestation requirement concerning management’s report on the effectiveness of internal control over financial reporting for so long as we remain a smaller reporting company.

As a section 15(d) filer, we will not be a fully reporting company.

We will not be subject to the proxy rules under Section 14 of the Exchange Act, the prohibition of short-swing profits under Section 16 of the Exchange Act and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Exchange Act. If we have less than 300 shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) will be automatically suspended under Section 15(d) of the Exchange Act.

We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

13

Our status as an “emerging growth company” under the JOBS act of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Iurii Abramovici, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

Our president, Mr. Abramovici does not have any prior experience conducting a best-effort offering, and our best effort offering do not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Abramovici does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Bulletin Board and/or OTC Link. The OTC Bulletin Board and/or OTC Link is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Bulletin Board and/or OTC Link is not an issuer listing service, market or exchange. Although the OTC Bulletin Board and/or OTC Link does not have any listing requirements per se, to be eligible for quotation on the OTC Bulletin Board and/or OTC Link, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Bulletin Board and/or OTC Link that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Incordex Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

14

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Iurii Abramovici, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,500. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $100,000 as anticipated.

	(25% of offering)	(50% of offering)	(75% of offering)	(100% of offering)
Gross proceeds	$25,000	$50,000	$75,000	$100,000

In order of priority, the net proceeds of the offering will be used as follows:

	25% of offering	50% of offering	75% of offering	100% of offering
Office rent	$-	$6,500	$6,500	$6,500
Marketing and advertising	$4,500	$23,000	$48,000	$73,000
Website development and maintenance	$10,000	$10,000	$10,000	$10,000
General and administrative	$10,500	$10,500	$10,500	$10,500
TOTAL	$25,000	$50,000	$75,000	$100,000

15

The above figures represent only estimated costs.

“General and Administrative Costs” noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, as well as general working capital, which are estimated to be approximately $10,500 per year.

If necessary, Iurii Abramovici, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Bulletin Board and/or OTC Link. Mr. Abramovici will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Abramovici. Mr. Abramovici will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

 DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on September 30, 2020. Iurii Abramovici has paid $0.001 per share for the 5,000,000 shares of common stock he purchased from the Company in June 2020.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30 , 20 20 , the net tangible book value of our shares was negative of $ 1 , 010 or approximately $0 per share, based upon 5 , 0 00,000 shares outstanding. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Purchasers of shares in this offering if 100% shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$(1,010)
Net tangible book value per common share after offering	$98,990
Pro forma net tangible book value per common share after offering	0.0099
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0099
Dilution per share	$0.0101
Capital contributions	$100,000
Number of shares after offering held by public investors	5,000,000
Percentage of director ownership after offering	50%

16

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$(1,010)
Net tangible book value per common share after offering	$73,990
Pro forma net tangible book value per common share after offering	0.0085
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0085
Dilution per share	$0.0115
Capital contributions	$75,000
Number of shares after offering held by public investors	3,750,000
Percentage of director ownership after offering	57.14%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$(1,010)
Net tangible book value per common share after offering	$48,990
Pro forma net tangible book value per common share after offering	0.0065
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0065
Dilution per share	$0.0135
Capital contributions	$50,000
Number of shares after offering held by public investors	2,500,000
Percentage of director ownership after offering	66.67%

Purchasers of shares in this offering if the 25% of shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$(1,010)
Net tangible book value per common share after offering	$23,990
Pro forma net tangible book value per common share after offering	0.0038
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0038
Dilution per share	$0.0162
Capital contributions	$25,000
Number of shares after offering held by public investors	1,250,000
Percentage of director ownership after offering	80.00%

17

SELLING SECURITIY HOLDERS

Not applicable, we do not have any selling security holders.

PLAN OF DISTRIBUTION

We have 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Iurii Abramovici will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Abramovici is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Abramovici will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Abramovici is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Abramovici will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Abramovici will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,700.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

18

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  September 30, 2020, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

19

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Incordex Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

The validity of the issuance of the shares of common stock offered by us has been passed upon by Laxague Law, Inc.

FRUCI & ASSOCIATES II, PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. FRUCI & ASSOCIATES II, PLLC has presented its report with respect to our audited financial statements.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

We were incorporated on June 12, 2020 and intend to offer handwritten letter service via our web platform. Incordex Corp. will be a handwritten letter service that sends handwritten letters and cards. Our customers are going to be business entities and private persons. We are planning that our customers will use our services to send real handwritten letters to prospects and new customers. We expect our main customers will be direct mail marketing companies. Private persons will use our services for their private needs. The letter writers are going to be freelancers on the outsource basis around the world. Customers will be able to send us the messages, recipients name and address via our website. As soon as we get payment our freelancers will do handwriting and mail letter or card to the recipient. In a few days, customer handwritten mailing will arrive in recipient's mailbox.

We are planning to hire our freelance professional writers on the outsource basis by using freelance websites for freelancers such as Upwork, iWriter, FlexJobs and etc.

We believe that our future businesses customers will be direct mail marketing companies, real estate companies, fundraisers. Our potential business customers will contact us for quotes via our website. An increasing number of businesses are using handwritten direct mail to promote their products and services, because it is generating high response rates. People more readily open handwritten mail because it’s personal. Recipients like to feel that somebody took the time to sit down and actually hand-write and hand-address a message to them. Along with the main message, such personalized correspondence sends these people an underlying message – somebody cares. And caring is a critical element in any business-customer relationship. If a business cares enough to send a handwritten letter, it probably cares enough to do a great job for the recipient.

Direct mail marketing point is to get customer response, to get response potential customer needs to open envelope. An increasing number of businesses are using handwritten letter mail to promote their products and services because it gets high customers responses. You will get response only if envelope is open. The main motivation to open an envelope:

Great Importance – A hand addressed envelope and handwritten letter suggests the sender is somebody the recipient knows. That creates an aura of great importance for the piece.

Personalization – A handwritten address and letter in beautiful ink creates a much more personal impression than the pre-printed variety.  When people feel a personal connection to a mailing, it’s hard to resist the urge to open it.

20

Contact – While digital communications continues to leave a big footprint in the marketing world, people by and large still respond more readily to something they can touch. Paper communications offer touchable, ‘real’ experiences that satisfy this basic need for touch. A personalized hand addressed envelope makes this experience even more real.

Feeling of Comfort – Because hand addressed direct mail offers a personalized connection, recipients feel much more comfortable and far less ‘on their guard’ when it comes time to decide – open it or trash it.

Our Web Site

Customers will be able to choose personal handwritten letter service or business services on the website. Private customers will have to fill up simple form on our web site. Form will include information about customer name and address, recipient name and address, text and payment information. Business customers will have to fill out quote form via our website. Our site will have special form for freelancers wishing to work with us. We are currently on the software development stage.

Revenue

We are planning to generate revenue from our customers before the website is completed. We plan to offer our letter handwritten services to business entities via direct sales. We are currently negotiating agreements with our potential customers. When our website is ready, we plan to generate revenue via direct sales and via online orders.

Competition

The market for direct marketing is highly competitive.  Numerous online services will compete with us. Our competitors are substantially larger and more experienced than us and have longer operating histories and have materially greater financial and other resources than us.

Marketing

We plan to focus on direct sales online as we get started. Once we build a reputation and customer base, it will be easier to attract customers. We plan to market our products mainly in Europe and US.  To promote our website and services, we are planning to use On-line Directories and Databases and Social Media.

Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Iurii Abramovici who currently devotes approximately twenty hours per week to company matters

Government Regulation

We are subject to compliance with laws, governmental regulations, administrative determinations, court decisions and similar constraints. We will to follow all data protections rules and regulations includ ing regulation EU 2016/ 679 (the General Data Protection Regulations “GDPR”) , Data Protection Act 2018 (DPA) and Privacy and Electronic Communications (EC Directive) Regulations 2003 (PECR). The Company will follow UK consumer protections laws and regulations such as Consumer Rights 2015 Act . We also will follow all employment laws and regulations supporting freelancers an d self-employed writers.

DESCRIPTION OF PROPERTY

Offices

Our business office is located at 6 Rosemary Way, Nuneaton, United Kingdom CV10 7ST. This address was provided by sole officer and president, Mr. Abramovici. Our telephone number is +44-203-99-11-252.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

As of September 30, 2020, our cash balance was $1,500. We may not be able to raise sufficient funds from this offering to sustain our operations. Iurii Abramovici, our Chairman, President, and Secretary, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Abramovici, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.   We do not currently have any arrangements for additional financing. Our principal executive offices are located at 6 Rosemary Way, Nuneaton, United Kingdom CV10 7ST. Our phone number is +44-203-99-11-252.

After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.   Our plan of operations following the completion is as follows:

If we complete 25% of the offering described in this prospectus, we expect to receive net proceeds of $25,000.  We are planning to spend $10,000 in the website development and maintenance, $4,500 on marketing and advertising. It will also cover the estimated $10,500 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we complete 50% of the offering described in this prospectus, we expect to receive net proceeds of $25,000. Of this amount, we intend to allocate $6,500 towards the office rent, Website development and maintenance $10,000 and Marketing and advertising expenses of $23,000. It will also cover the estimated $10,500 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we complete 75% of the offering described in this prospectus, we expect to receive net proceeds of $25,000.  Of this amount, we intend to allocate $6,500 the office rent, Website development and maintenance $10,000 and Marketing and advertising expenses of $48,000. It will also cover the estimated $10,500 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we are successful in completing 100% of offering described in this prospectus, of which there is no assurance, we expect to receive net proceeds of $100,000.  Of this amount, we would allocate $6,500 towards the office rent. We will allocate for website developing and maintenance $10,000. We would also allocate $73,000 of the proceeds to marketing and advertising costs. We will print advertising materials: brochures, flyers.  We will place advertisements for our product in appropriate magazines, websites and product catalogues. It will also cover the estimated $10,500 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

22

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations from inception on June 12, 2020 to September 30, 2020

During the period we incorporated the company, prepared a business plan and negotiated services with potential clients.  Our loss since inception is $6,010.

We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

 LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2020, the Company had $1,500 cash and our liabilities were $2,510, comprising $2,510 owed to Iurii Abramovici, our sole officer and director.  The available capital is not sufficient for the Company to remain operational.

Since inception, we have sold 5,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work is public offering.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering.  In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company’s sole officer and director, Iurii Abramovici, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. We believe that we will obtain this loan from our director as he is the majority owner of the company and therefore has an incentive to finance us.

Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

23

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,500.

Management believes that the net proceeds, assuming a minimum of $25,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to sustain operations and to pay for our costs of being a reporting company for 12 months. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Incordex Corp. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

24

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Iurii Abramovici	38	President, Secretary, Treasurer and Director
6 Rosemary Way, Nuneaton, United Kingdom CV10 7ST

Iurii Abramovici has acted as our President, Secretary, Treasurer and sole Director since our incorporation on June 12, 2020.

Prior, from September 2016 till June 2020, Mr. Abramovici has been working as logistics administrator at Unipart Group, Nuneaton, (United Kingdom). He assisted with all aspects of logistic and marketing end to end.

From March 2015 to August 2016, he worked as releasing room assistant at ITH Pharma in London (United Kingdom). He was providing support to final checking and releasing stuff at final stage of the production process.

From May 2012 to December 2014, Iurii Abramovici worked as marketing department manager at STLST Ltd., in Marki (Poland). His responsibility was the realization of sales and marketing strategies, cooperation with customers, supervising payments and liability for timely deliveries.

From 2003 to 2012, Iurii Abramovici worked as Regional Sales Representative at National Alcohol Traditions in Kiev (Ukraine). His responsibilities were direct contact with customers, conclusion and negotiation of contracts.

He graduated from National University, Chernivtsi, (Ukraine) in 2003. He has Bachelor of Science in Marketing.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by Mr. Abramovici and hold office until removed by him or until their resignation.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

25

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on June 12, 2020 until year end June 30, 2020 and for the three months ended September 30, 2020:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Iurii Abramovici, President, Treasurer and Secretary	June 12, 2020 until June 30, 2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Iurii Abramovici, President, Treasurer and Secretary	Three months ende d September 30, 2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Abramovici currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

26

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)

Iurii Abramovici	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 30, 2020, we issued a total of 5,000,000 shares of restricted common stock to Iurii Abramovici, our sole officer and director in consideration of $5,000.

Further, Mr. Abramovici has advanced funds to us. As of September 30, 2020, Mr. Abramovici advanced us $2,510. Mr. Abramovici will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Abramovici. Mr. Abramovici will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Abramovici does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Abramovici or the repayment of the funds to Mr. Abramovici. The entire transaction was oral.

27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Iurii Abramovici 6 Rosemary Way, Nuneaton, United Kingdom CV10 7ST	5,000,000 shares of common stock	100%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 30, 2020.   As of  September 30, 2020, there were 5,000,000 shares of our common stock issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Bulletin Board and/or OTC Link upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

28

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

29

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements as of June 30, 2020, will be prepared by us and audited by FRUCI & ASSOCIATES II, PLLC. Our financial statements from inception to June 30, 2020 and for the three months endedSeptember 30, 2020,  immediately follow:

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Incordex Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Incordex Corp. (“the Company”) as of June 30, 2020, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from June 12, 2020 (Inception) to June 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period from June 12, 2020 (Inception) to June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has losses and not completed efforts to establish a stable revenue source. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Fruci & Associates II, PLLC
We have served as the Company’s auditor since 2020.

Spokane, Washington
September 4, 2020

F-1

Incordex Corp.

Balance sheet

 (Audited)

June 30, 2020
ASSETS

Cash on Hand	$3,500
Prepaid Expenses	1,500
Total Assets	$5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long term Liabilities
Director loan	$760
Total Liabilities	$760

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Accumulated deficit	(760)
Total Stockholder’s Equity	4,240

Total Liabilities and Stockholder’s Equity	$5,000

See accompanying notes, which are an integral part of these financial statements

F-2

Incordex Corp.

Statement of operations

From June 12, 2020 to June 30, 2020

From June 12, 2020 to June 30, 2020

REVENUES	$-

OPERATING EXPENSES
General and Administrative Expenses	760
TOTAL OPERATING EXPENSES	(760)

NET INCOME (LOSS) FROM OPERATIONS	(760)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(760)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000

See accompanying notes, which are an integral part of these financial statements

F-3

Incordex Corp.

Statement of Changes in Stockholder’s Equity

From June 12, 2020 to June 30, 2020

	Common Stock		Additional		Total
	Shares	Amount	Paid-in Capital	Retained Deficit	Stockholders’ Equity

Inception, June 12, 2020	-	$-	$-	$-	$-
Shares issued for cash at $0.001 per share on June 19, 2020	5,000,000	5,000	-		5,000
Net loss for the year ended June 30, 2020	-	-	-	(760)	(760)
Balance June 30, 2020	5,000,000	5,000	-	(760)	$4,240

See accompanying notes, which are an integral part of these financial statements

F-4

Incordex Corp.

Statement of cash flows

From June 12, 2020 to June 30, 2020

From June 12, 2020 to June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(760)
Prepaid Expenses	(1,500)
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,260)

CASH FLOWS FROM FINANCING ACTIVITIES
Director loan	760
Proceeds from capital stock	5,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,760

NET INCREASE IN CASH	3,500
Cash, beginning of period	0
Cash, end of period	$3,500

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

F-5

Incordex Corp.

Notes to the audited financial statements

From June 12, 2020 to June 30, 2020

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Incordex Corp. (“the Company”, “we”, “us” or “our”) we were Incorporated on June 12, 2020 and intend to offer handwritten letter service via our web platform.  Incordex Corp. will be an online handwritten letter service that sends handwritten letters and cards. Our customers will be business and private persons. Customers will use our services to send real handwritten letters to prospects and new customers. We expect our main customers will be direct mail marketing companies. Private persons will use our services for their private needs. The letter writers will be freelancers around the world. Our freelancers will be working on independent contract basis.

Our current address is 6 Rosemary Way, Nuneaton, CV107ST United Kingdom.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company has an accumulated deficit of $760 as of June 30, 2020.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is June 30, 2020.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

FASB ASC Topic 820, "Fair Value Measurement," defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standards apply to recurring and nonrecurring fair value measurements of financial and non-financial assets and liabilities. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes three levels of inputs that may be used to measure fair value.

The three levels are defined as follows:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

F-6

Due to its short-term nature, the carrying value of cash, director loans and issuance of common stock approximated fair value at June 30, 2020.

Income Taxes

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of June 30, 2020, there is no year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of June 30, 2020 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of June 30, 2020 were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4– COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

There were 5,000,000 shares of common stock issued and outstanding as of June 30, 2020.

Voting Common Stock

All shares of common stock have voting rights and are identical. All holders of shares of voting common stock shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

Non-voting Common Stock

All of the other terms of the Non-Voting Common Stock shall be identical to the Voting Common Stock, except for the right of first refusal that attaches to the Non-Voting Common Stock, as explained in the Company’s Bylaws.

F-7

Note 5 – COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At June 30, 2020, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Note 6 – SUBSEQUENT EVENTS

In accordance with FASB ASC Topic 855 “Subsequent Events”, the Company has analyzed its operations through September 4, 2020, the date the financial statements were available to be issued, and there were no events to report.

The extent of the impact of the coronavirus ("COVID‐19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID‐19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

F-8

F-9

 Incordex Corp.

Balance sheets

	September 30, 2020 (Unaudited)	June 30, 2020 (Audited)
ASSETS
Cash on Hand	$1,500	3,500
Prepaid Expenses	-	1,500
Total Assets	$1,500	5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long term Liabilities
Director loan	$2,510	760
Total Liabilities	$2,510	760

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000	5,000
Accumulated deficit	(6,010)	(760)
Total Stockholder’s Equity	(1,010)	4,240

Total Liabilities and Stockholder’s Equity	$1,500	5,000

See accompanying notes, which are an integral part of these financial statements

F-10

Incordex Corp.

Statements of operations

From June 12, 2020 to June 30, 2020 and

Three months ended September 30, 2020

(Unaudited)

	Three months ended September 30, 2020	From June 12, 2020 to June 30, 2020

REVENUES	$-	$-

OPERATING EXPENSES
General and Administrative Expenses	5,250	760
TOTAL OPERATING EXPENSES	(5,250)	(760)

NET INCOME (LOSS) FROM OPERATIONS	(5,250)	(760)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(5,250)	$(760)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000	5,000,000

See accompanying notes, which are an integral part of these financial statements

F-11

Incordex Corp.

Statement of Changes in Stockholder’s Equity From

June 12, 2020 to September 30, 2020 (Unaudited)

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Inception, June 12, 2020	-	$-	$-	$-	$-
Shares issued for cash at $0.001 per share on June 19, 2020	5,000,000	5,000	-		5,000
Net loss for the year ended June 30, 2020	-	-	-	(760)	(760)
Balance June 30, 2020	5,000,000	$5,000	$-	$(760)	$4,240
Net loss for the three months ended September 30, 2020	-	-	-	(5,250)	(5,250)
Balance September 30, 2020	5,000,000	$5,000	$-	$(6,010)	$(1,010)

See accompanying notes, which are an integral part of these financial statements

F-12

Incordex Corp.

Statement of cash flows

Three months ended September 30, 2020

(Unaudited)

Three months ended September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(5,250)
Prepaid Expenses	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(5,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Director loan	1,750
Proceeds from capital stock	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,750

NET DECREASE IN CASH	(2,000)
Cash, beginning of period	3,500
Cash, end of period	$1,500

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

F-13

Incordex Corp.

Notes to the audited financial statements

From June 12, 2020 to June 30, 2020 and three months ended September 30, 2020

(Unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Incordex Corp . (“the Company”, “we”, “us” or “our”) we were Incorporated on June 12, 2020 and intend to offer handwritten letter service via our web platform.  Incordex Corp . will be an online handwritten letter service that sends handwritten letters and cards. Our customers will be business and private persons. Customers will use our services to send real handwritten letters to prospects and new customers. We expect our main customers will be direct mail marketing companies. Private persons will use our services for their private needs. The letter writers will be freelancers around the world. Our freelancers will be working on independent contract basis.

Our current address is 6 Rosemary Way, Nuneaton, CV107ST United Kingdom.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company has an accumulated deficit of $ 6,010 as of September 30, 2020.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is June 30, 2020.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

FASB ASC Topic 820, "Fair Value Measurement," defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standards apply to recurring and nonrecurring fair value measurements of financial and non-financial assets and liabilities. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes three levels of inputs that may be used to measure fair value.

The three levels are defined as follows:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

F-14

Due to its short-term nature, the carrying value of cash, director loans and issuance of common stock approximated fair value at September 30, 2020.

Income Taxes

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of September 30, 2020 there is no year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2020 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of September 30, 2020 were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4– COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

There were 5,000,000 shares of common stock issued and outstanding as of September 30, 2020.

Voting Common Stock

All shares of common stock have voting rights and are identical. All holders of shares of voting common stock shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

Non-voting Common Stock

All of the other terms of the Non-Voting Common Stock shall be identical to the Voting Common Stock, except for the right of first refusal that attaches to the Non-Voting Common Stock, as explained in the Company’s Bylaws.

F-15

Note 5 – RELATED PARTY TRANSACTIONS

During the period from June 12, 2020 (Inception) to September 30, 2020, our sole director has loaned to the Company $2,510. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $2,510 as of September 30, 2020.

Note 6 – COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At September 30, 2020, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

The extent of the impact of the coronavirus ("COVID ‐ 19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID ‐ 19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Note 7 – SUBSEQUENT EVENTS

In accordance with FASB ASC Topic 855 “Subsequent Events”, the Company has analyzed its operations through December 16, 2020 , the date the financial statements were available to be issued, and there were no events to report.

F-16

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

INCORDEX CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

31

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.98
Printing Expenses	$87.02
Accounting Fees and Expenses	$1,550.00
Auditor Fees and Expenses	$3,750.00
Legal Fees and Expenses	$1,500.00
Transfer Agent Fees	$1,800.00
TOTAL	$8,700.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

32

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On June 30, 2020 Incordex Corp. offered and sold 5,000,000 share of common stock to our sole officer and director, Iurii Abramovici, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. Incordex Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.  Mr. Abramovici received “restricted securities.”

33

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Legal opinion and consent of Laxague Law, Inc. *
23.1	Consent of FRUCI & ASSOCIATES II, PLLC
23.2	Consent of Laxague Law, Inc. (included in Exhibit 5.1) *

* Previously filed

34

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

35

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Nuneaton, United Kingdom on December 16, 2020.

INCORDEX CORP.

By:	/s/ Iurii Abramovici
Name:	Iurii Abramovici
Title:	President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Iurii Abramovici		December 16, 2020
Iurii Abramovici	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

36